Exhibit 99.3

FOR IMMEDIATE RELEASE

CalAmp Acquires Radio Satellite Integrators to Expand its Mobile Resource
Management Solutions for Municipal Government Customers

OXNARD, CA, December 18, 2013 -- CalAmp Corp. (NASDAQ: CAMP), a leading provider of wireless products, services and solutions, announced today that it has acquired privately held Radio Satellite Integrators, Inc. (RSI), a Southern California-based provider of mobile resource management solutions to city and county government agencies. This transaction improves CalAmp’s competitive position and growth prospects in the state and local government market by augmenting CalAmp’s current range of public safety solutions.

RSI’s Software-as-a-Service (SaaS) solutions are utilized by a wide variety of fleet types including applications in public works, waste management, transit and public safety. On a trailing 12-month basis, RSI generated revenue of approximately $5 million and was profitable.

Consideration for the acquisition was $6.5 million in upfront cash and future earn-out payments based on post-acquisition sales and gross profit performance. The transaction is expected to be accretive to CalAmp's overall margins and non-GAAP earnings per share in the coming fiscal year.

Commenting on the acquisition of RSI, Michael Burdiek, President and Chief Executive Officer of CalAmp, said, “The acquisition of RSI improves CalAmp’s reach with municipal government customers with a vertically-focused mobile resource management SaaS offering. This acquisition increases our recurring revenue stream and enhances our growth prospects as city and county government agencies look to leverage the FirstNet broadband network for a range of voice, data, and video services.”

About CalAmp
CalAmp (NASDAQ: CAMP) is a proven leader in providing wireless communications solutions to a broad array of vertical market applications and customers. CalAmp’s extensive portfolio of intelligent communications devices, robust and scalable cloud service platform, and targeted software applications streamline otherwise complex Machine-to-Machine (M2M) deployments. These solutions enable customers to optimize their operations by collecting, monitoring and efficiently reporting business critical data and desired intelligence from high-value remote assets. For more information, please visit www.calamp.com.

CalAmp Announces Acquisition of Radio Satellite Integrators, Inc.
December 18, 2013

Forward-Looking Statements
Statements in this press release that are not historical in nature are forward-looking statements that within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 involve known and unknown risks and uncertainties. Words such as “may”, “will”, “expect”, “intend”, “plan”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “goal” and variations of these words and similar expressions, are intended to identify forward-looking statements. Actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including product demand, competitive pressures and pricing declines in the Company’s wireless and satellite markets, the timing of customer approvals of new product designs, intellectual property infringement claims, interruption or failure of our Internet-based systems used to wirelessly configure and communicate with the tracking and monitoring devices that we sell, and other risks or uncertainties that are described in our Annual Report on Form 10-K that was filed on April 25, 2013 with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained. We undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

AT CALAMP:	AT ADDO COMMUNICATIONS:
Garo Sarkissian	Lasse Glassen
SVP, Corporate Development	(424) 238-6249
(805) 987-9000	lasseg@addocommunications.com